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                                                                      EXHIBIT 21


                    NATIONAL STEEL CORPORATION SUBSIDIARIES


                                                    Jurisdiction      Percentage
                                                         of          Outstanding
          Name                                      Incorporation    Stock Owned
          ----                                      -------------    -----------
American Steel Corporation                          Michigan                100%
Delray Connecting Railroad Company                  Michigan                100%
D.W. Pipeline Company                               Michigan                100%
Granite City Steel Company                          Illinois                100%
Granite Intake Corporation                          Delaware                100%
Great Lakes Steel Corporation                       Delaware                100%
The Hanna Furnace Corporation                       New York                100%
Hanna Ore Mining Company                            Minnesota               100%
Ingleside Point Corporation                         Texas                   100%
Ingleside Channel & Dock Co.                        Texas                   100%
Liberty Pipe and Tube, Inc.                         Texas                   100%
Mathies Coal Company                                Pennsylvania          86.67%
Mid-Coast Minerals Corporation                      Delaware                100%
Midwest Steel Corporation                           Pennsylvania            100%
Natcoal, Inc.                                       Delaware                100%
National Acquisition Corporation                    Delaware                100%
National Caster Acquisition Corporation             Delaware                100%
National Caster Operating Corporation               Delaware                100%
National Casting Corporation                        Delaware                100%
National Coal Mining Company                        Delaware                100%
National Coating Limited Corporation                Delaware                100%
National Coating Line Corporation                   Delaware                100%
National Galvanizing Corporation                    Delaware                100%
National Materials Procurement Corporation          Illinois                100%
National Mines Corporation                          Pennsylvania            100%
National Ontario Corporation                        Delaware                100%
National Ontario II, Limited                        Delaware                100%
National Pickle Line Corporation                    Delaware                100%
National Steel Corporation (New York)               New York                100%
National Steel Funding Corporation                  Delaware                100%
National Steel Pellet Company                       Delaware                100%
Natland Corporation                                 Delaware                100%
National Steel Foreign Sales Corporation            Barbados                100%
NS Holdings Corporation                             Delaware                100%
NS Land Company                                     New Jersey              100%
NSC Realty Corporation                              Delaware                100%
NSL, Inc.                                           Delaware                100%
Peter White Coal Mining Corporation                 West Virginia           100%
ProCoil Corporation                                 Delaware                 56%
Puritan Mining Company                              Michigan                100%
Rostraver Corporation                               Delaware                100%
Skar-Ore Steamship Corporation                      Delaware                100%
The Teal Lake Iron Mining Company                   Michigan                100%
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